eMagin Updates AMEX Compliance and Other Corporate Matters

HOPEWELL JUNCTION, N.Y., December 20, 2004 - eMagin Corporation (AMEX:EMA), the leader in active matrix organic light-emitting diode (OLED) microdisplays, announced the following corporate updates.

     -- AMEX Compliance

The American Stock Exchange has informed eMagin Corporation that it has evidenced compliance with the requirements necessary for continued listing on the AMEX. In June 2004 the AMEX staff had notified the Company that it had fallen below Section 1003(a)(i) of the AMEX Company Guide for having shareholders' equity of less than $2,000,000 and losses from continuing operations and/or net losses in two out of the three most recent fiscal years.

On September 9, 2003, the AMEX accepted the Company's plan to regain compliance with AMEX's continued listing standards, which was achieved by the Company as of November 15, 2004.

     -- IBM Lease Renewal

On December 14, 2004 eMagin Corporation finalized an agreement to renew its lease at 2070 Route 52, Hopewell Junction, New York 12533, its principal manufacturing facility. The lease covers approximately 40,000 square feet of space from IBM, all of which is located in the Hudson Valley Research Park. Approximately 30,000 square feet of space houses equipment for OLED microdisplay fabrication, research and development, plus additional space for assembly operations and storage. Approximately 10,000 square feet of space is used for administrative offices.

The lease renewal covers a five-year term expiring May 31, 2009 and carries an average monthly rent of $74,088 plus expenses.

     -- Inducement Option Compensation Awards for New Employees

On December 7, 2004 eMagin's Board of Directors approved the issuance of inducement option compensation awards to new employees of eMagin Corporation, in accordance with American Stock Exchange requirement 711, and as part of the Company's standard practice of including stock options as part of new employee compensation. The options are to purchase an aggregate total of 1,223,000 shares, vesting over five years at per share prices ranging from $1.21 to $1.69 and were granted to the following new hires: Carol Miller, Davone Chounlamany, Robert Conroy, Joseph Latos, Eduardo Travieso, Jay Kim, RuthAnn Rose, Mike Brophy, Ben Bhangoo, Rob Sainsbury, Kai Clarke, Sean Nguyen, Garbis Sevulyan, Stefanie Tejada, Brian Rickard and Dr. Ihor Wacyk.


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eMagin Corporation has filed a Form 8-K which provides additional details regarding these events.


About eMagin Corporation
An innovative leader in virtual imaging technologies and products, eMagin integrates high-resolution OLED microdisplays, magnifying optics, and systems technologies to create a virtual image that appears comparable to that of a computer monitor or a large-screen television. eMagin's microdisplay systems are expected to enable new mass markets for wearable personal computers, wireless Internet appliances, portable DVD-viewers, digital cameras, and other emerging applications for consumer, industrial, military, and homeland defense. The company has developed unique technology for producing high-performance OLED-on-silicon microdisplays and related optical systems. The company supplies these displays and modules in commercial quantities to OEMs, military, industrial and medical customers. eMagin's corporate headquarters and microdisplay operations are located in Hopewell Junction, N.Y. Optics and system design facilities are located at its wholly owned subsidiary, Virtual Vision, Inc., in Redmond, Wash. For more information, visit http://www.emagin.com.


Forward Looking Statements

This press release contains forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including those regarding eMagin Corporation and its subsidiaries' expectations, intentions, strategies and beliefs pertaining to future events or future financial performance. All statements contained herein are based upon information available to eMagin's management as of the date hereof, and actual results may vary based upon future events, both within and without eMagin management's control. In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "expect," "plan," "anticipate," "believe," "estimate," "predict," "potential" or "continue," the negative of such terms, or other comparable terminology. These statements are only predictions. Actual events or results may differ materially from those in the forward-looking statements as a result of various important factors, including those described in the Company's most recent filings with the SEC. Although we believe that the expectations reflected in the forward-looking statements are reasonable, such statements should not be regarded as a representation by the Company, or any other person, that such forward-looking statements will be achieved. The business and operations of the Company are subject to substantial risks which increase the uncertainty inherent in forward-looking statements. We undertake no duty to update any of the forward-looking statements, whether as a result of new information, future events or otherwise. In light of the foregoing, readers are cautioned not to place undue reliance on such forward-looking statements.

Contact:
Investors: John Atherly, 425-882-7878, jatherly@emagin.com
Investors: Susan Jones, 845-838-7900, sjones@emagin.com
Media: Joseph Runde, 845-838-7905, jrunde@emagin.com